Exhibit 99.1

Worksport (Nasdaq: WKSP) Books $2.92M August Orders; Annualized Order Run Rate Reaches $35M

August orders increase 16.4%, while estimated backlog grows 145.1% to approximately $898,000. Preliminary net sales reach $2.34 million, extending the Company’s eight-month sales climb

West Seneca, New York, October 6, 2026 — Worksport Ltd. (Nasdaq: WKSP) (“Worksport” or the “Company”), a U.S.-based innovator and manufacturer of hybrid and clean energy solutions primarily for the light truck, overlanding, and global consumer goods markets, today announced preliminary August 2026 sales orders of approximately $2.92 million, an increase of 16.4% from July 2026, representing an annualized sales-order run rate of $35.05 million. Preliminary net sales increased 5.6% to $2.34 million, while estimated month-end backlog rose to approximately $898,000, reflecting order intake that exceeded invoicing during August.

Monthly Net Sales Extend Eight-Month Climb

Worksport’s preliminary monthly net sales increased from approximately $937,000 in January to $2.34 million in August, representing growth of approximately 150%. Each successive month exceeded the previous month across the January-to-August period, with monthly growth averaging approximately 14.6% across 2026.

Orders Outpace Invoicing; Estimated Backlog Increases 145.1%

August sales orders increased 16.4% from approximately $2.51 million in July to approximately $2.92 million, while invoiced sales increased 5.6% from approximately $2.27 million in July to approximately $2.39 million. August orders exceeded invoicing by approximately $532,000, increasing Worksport’s estimated backlog from an updated July balance of approximately $366,000 to $898,000, a 145.1% increase.

Annualized Sales-Order Run Rate Increases to $35.05 Million

Based on August sales orders, Worksport’s annualized sales-order run rate increased to approximately $35.05 million, compared with approximately $30.13 million using the updated July order figure. This represents an increase of approximately $4.93 million, or 16.4%.

August marked the fourth consecutive month with preliminary gross margin above 30%, as higher sales generated additional gross profit alongside margin expansion.

CEO Commentary

“Our approximately $35 million annualized sales-order run rate reflects growing demand and a meaningful opportunity to move Worksport toward positive operating cash flow,” said Steven Rossi, Founder and Chief Executive Officer of Worksport. “We have now maintained preliminary gross margin above 30% for four consecutive months. If we sustain that margin strength while growing revenue, we can generate more gross profit to cover operating expenses and narrow the gap to positive operating cash flow. Higher production volumes should also help us spread fixed manufacturing costs across more units, supporting further margin improvement as we scale. Our priority is to convert this higher order pace into shipments and cash while keeping spending disciplined, so revenue growth translates into a financially stronger business for shareholders.”

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Contacts

Investor Relations, Worksport Ltd. T: 1 (888) 554-8789-128

W: investors.worksport.com W: www.worksport.com E: investors@worksport.com

Connect with Worksport Chief Executive Officer, Steven Rossi

Steven Rossi LinkedIn | Note: CEO Steven Rossi has terminated the use of X (formerly Twitter)

About Worksport

Worksport Ltd. (Nasdaq: WKSP), through its subsidiaries, designs, develops, manufactures, and owns the intellectual property on a variety of tonneau covers, solar integrations, portable power systems, and clean heating & cooling solutions. Worksport has an active partnership with Hyundai for the SOLIS Solar cover. Additionally, Worksport’s hard-folding cover, designed and manufactured in-house, is compatible with all major truck models and is gaining traction with newer truck makers including the electric vehicle (EV) sector. Worksport seeks to capitalize on the growing shift of consumer mindsets towards clean energy integrations with its proprietary solar solutions, mobile energy storage systems (ESS), and Cold-Climate Heat Pump (CCHP) technology. Terravis Energy’s website is terravisenergy.com.

Connect with Worksport

Please follow the Company’s social media accounts on X (previously Twitter), Facebook, LinkedIn, YouTube, and Instagram, the links of which are links to external third-party websites, as well as sign up for the Company’s newsletters at investors.worksport.com.

Social Media Disclaimer

The Company does not endorse, ensure the accuracy of, or accept any responsibility for any content on these third-party websites other than content published by the Company. Investors and others should note that the Company announces material financial information to its investors using its investor relations website, press releases, Securities and Exchange Commission (“SEC”) filings, and public conference calls and webcasts. The Company also uses social media to announce Company news and other information. The Company encourages investors, the media, and others to review the information the Company publishes on social media. The Company does not selectively disclose material non-public information on social media. If there is any significant financial information, the Company will release it broadly to the public through a press release or SEC filing prior to publishing it on social media.

Supplemental Operating Metrics and Preliminary Results

The Company presents sales orders, invoiced sales, estimated backlog and annualized run rates to provide additional context on demand and operating trends alongside its U.S. GAAP financial results. Management uses sales orders, invoiced sales, backlog and annual run rates to evaluate operating performance and support strategic decisions. These metrics are not substitutes for recognized net sales and may differ from similarly titled metrics used by other companies.

Sales orders represent the value of orders received and recorded during the applicable month. Invoiced sales reflect monthly invoicing before applying certain discounts. Estimated backlog is derived from sales orders and invoicing totals using a first-in, first-out allocation assumption, rather than an order-level analysis of fulfillment dates. These metrics are distinct from recognized net sales; conversion of sales orders and estimated backlog to revenue depend on fulfillment and satisfaction of applicable revenue-recognition requirements.

Annualized run rates multiply the applicable month’s sales orders or preliminary net sales by twelve. The annualized run rates for sales orders calculation includes all sales orders received during that month, some of which may be in backlog. These calculations assume a constant monthly pace and are illustrative. The calculations do not reflect annual recurring revenue, a committed 12-month order book, full-year revenue guidance, or forecasts of future performance.

The monthly financial information in this release is preliminary and unaudited, remains subject to accounting close and review procedures, and may differ from final reported results.

Forward-Looking Statements

The information contained herein may contain “forward-looking statements.” Forward-looking statements reflect the current view about future events. Forward-looking statements in this release include expectations regarding order conversion, production volumes, gross margin improvement and progress toward positive operating cash flow. When used in this press release, the words “anticipate,” “believe,” “estimate,” “scheduled,” “expect,” “future,” “intend,” “plan,” “project,” “envisioned,” “should,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. These statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial situation may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) supply chain delays; (ii) acceptance of our products by consumers; (iii) delays in or nonacceptance by third parties to sell our products; (iv) competition from other producers of similar products; and (v) order cancellations or fulfillment delays, production constraints and working-capital requirements. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the SEC, including, without limitation, our latest Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at www.sec.gov. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, the Company’s actual results may differ materially from the expected results discussed in the forward-looking statements contained in this press release. The forward-looking statements made in this press release are made only as of the date of this press release, and the Company undertakes no obligation to update them to reflect subsequent events or circumstances, except as required by applicable law.